Exhibit 99.1

LINEAGE CELL THERAPEUTICS REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

•
Positive 24 Month Visual Acuity Data with OpRegen® in Geographic Atrophy Patients Reported at 2024 Retinal Cell & Gene Therapy Innovation Summit
•
Signed Services Agreement with Genentech to Further Support Ongoing OpRegen Development
•
OpRegen Received RMAT Designation from FDA
•
Completed Two Financings Totaling $44 Million in Gross Proceeds; Potential for an Additional $36 Million in Gross Proceeds Upon Full Cash Exercise of Clinical Milestone-linked Warrants
•
Initiated OPC1 Device Delivery Study in Patients with Subacute and Chronic Spinal Cord Injury
•
Hosted Annual Spinal Cord Injury Symposium with Christopher & Dana Reeve Foundation
•
Presented ReSonance™ (ANP1) Preclinical Results at 59th Annual Inner Ear Biology Workshop

CARLSBAD, CA – March 10, 2025 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing allogeneic cell therapies for serious neurological conditions, today reported its fourth quarter and full year 2024 financial and operating results and will host a conference call today at 4:30 p.m. Eastern Time to discuss these results and provide a business update.

“Throughout 2024, we made substantial progress across multiple fronts, advancing our programs, expanding collaborations, and strengthening our balance sheet to support significant anticipated milestones,” stated Brian M. Culley, Lineage’s CEO. “Our lead asset OpRegen continues to make progress in the ongoing GAlette Study, and we are encouraged by Roche and Genentech’s commitment to the OpRegen program. Our partner’s efforts to advance OpRegen for the treatment of dry AMD with GA include adding clinical sites andseeking and obtaining RMAT designation. We view these actions as positive indicators for this pioneering cell transplant and look forward to further updates on the program.”

“We anticipate our internal programs will similarly advance through important milestones during 2025,” added Mr. Culley. “We will focus on conducting the recently-initiated DOSED clinical study of a novel OPC1 delivery system, advancing ReSonance for the treatment of sensorineural hearing loss, and advancing other carefully selected early-stage initiatives. In parallel, we will continue our efforts to demonstrate an in-house manufacturing capability that supports Lineage having an industry-leading position in allogeneic cell banking and production. As the power of our cell differentiation and manufacturing platforms are further demonstrated and validated, we believe that our pipeline of internally-owned assets and cell-based know-how will make us a desirable development partner and an attractive opportunity for investors.”

Select Business Highlights

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RG6501 (OpRegen)
o
Ongoing execution of Lineage’s contributions to our collaboration with Roche and Genentech, a member of the Roche Group, across multiple functional areas, including support for the ongoing Phase 2a clinical study (the “GAlette Study”) in patients with geographic atrophy (GA) secondary to age-related macular degeneration (AMD), and expansion of the clinical study to sites in Israel.

o
Roche announced receipt of RMAT designation from the U.S. FDA for OpRegen, for the treatment of GA secondary to AMD.
o
Entered into a separate services agreement with Genentech to further support development of OpRegen, including: (i) activities to support the ongoing Phase 1/2a study and currently enrolling GAlette Study; and (ii) additional technical training and materials related to our cell therapy technology platform to support commercial manufacturing strategies.
o
Positive clinical data from long-term follow-up of patients from the Phase 1/2a clinical study of OpRegen featured at the 2024 Retinal Cell & Gene Therapy Innovation Summit.

•
OPC1
o
Submitted an Investigational New Drug Amendment (INDa) for OPC1 to enable initiation of DOSED (Delivery of Oligodendrocyte Progenitor Cells for Spinal Cord Injury: Evaluation of a Novel Device) clinical study in subacute and chronic spinal cord patients.
▪
DOSED study initiated in February 2025; UC San Diego Health named as the first participating study site.
o
Lineage and OPC1 program featured on CNN: “He was paralyzed his last day of high school. How an experimental trial is showing ‘unexpected improvement.”
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Created and hosted the 2nd Annual Spinal Cord Injury Investor Symposium in partnership with the Christopher & Dana Reeve Foundation, with additional grant support from CIRM.
▪
The goals of this collaborative effort include increasing disease awareness, improving the probability of success in product development, and supporting clinical trial participation. Presenting companies have included AbbVie, Mitsubishi Tanabe, Neuralink, NervGen Pharma and ONWARD.

•
ReSonance (ANP1)
o
Preclinical results presented at 59th Annual Inner Ear Biology Workshop.
▪
ReSonance manufactured by a proprietary process, developed in-house, at clinical scale, with relevant in-vitro functional activity.
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Immediate-use, thaw-and-inject formulation durably engrafted in multiple preclinical hearing loss models.
▪
ReSonance is currently being evaluated in a functional model of hearing loss through a collaboration with the University of Michigan Kresge Hearing Research Institute.

•
Corporate
o
Closed two financings totaling $44 million in gross proceeds; potential to receive an additional $36 million in gross proceeds upon the full cash exercise of OpRegen clinical milestone-linked warrants.

Balance Sheet Highlights

Cash, cash equivalents, and marketable securities of $47.8 million as of December 31, 2024, together with the approximate $5.5 million in net proceeds from the second closing under our November 2024 registered direct offering completed in January 2025, is expected to support planned operations into Q1 2027.

Fourth Quarter Operating Results

Revenues: Revenue is generated primarily from collaboration revenues, royalties, and other revenues. Total revenues for the three months ended December 31, 2024 were approximately $2.9 million, a net increase of $0.8 million as compared to $2.1 million for the same period in 2023. The increase was primarily driven by more collaboration revenue recognized from deferred revenues under the collaboration and license agreement with Roche.

Operating Expenses: Operating expenses are comprised of research and development (“R&D”) expenses and general and administrative (“G&A”) expenses. Total operating expenses for the three months ended December 31, 2024 were $7.8 million, a decrease of $0.4 million as compared to $8.2 million for the same period in 2023.

R&D Expenses: R&D expenses for the three months ended December 31, 2024 were $3.4 million, a decrease of $0.5 million as compared to $3.9 million for the same period in 2023. The net decrease was primarily driven by $1.2 million for our OPC1 program expenses and $0.2 million for other research and development expense programs, partially offset by $0.4 million for our OpRegen program expenses and $0.5 million for our preclinical programs.

G&A Expenses: G&A expenses for the three months ended December 31, 2024 of $4.4 million were primarily in line with expenses for the same period in 2023.

Loss from Operations: Loss from operations for the three months ended December 31, 2024 was $5.1 million, a decrease of $1.3 million as compared to $6.4 million for the same period in 2023.

Other Income/(Expenses): Other income/(expenses) for the three months ended December 31, 2024 reflected other income of $1.8 million, compared to other income of $1.6 million for the same period in 2023. The net increase was primarily driven by changes in fair value of warrant liability, largely offset by exchange rate fluctuations related to Lineage’s international subsidiaries and certain warrant-related transaction costs incurred as part of the November 2024 financing.

Net Loss Attributable to Lineage: The net loss attributable to Lineage for the three months ended December 31, 2024 was $3.3 million, or $0.02 per share (basic and diluted), compared to a net loss of $4.8 million, or $0.03 per share (basic and diluted), for the same period in 2023.

Full Year Operating Results

Revenues: Revenue is generated primarily from collaboration revenues, royalties, and other revenues. Total revenues for the year ended December 31, 2024 were $9.5 million, an net increase of $0.6 million as compared to $8.9 million for the same period in 2023. The increase was primarily driven by more collaboration revenue recognized from deferred revenues under the collaboration and license agreement with Roche.

Operating Expenses: Operating expenses are comprised of R&D expenses and G&A expenses. Total operating expenses for the year ended December 31, 2024 were $31.0 million, a decrease of $2.7 million as compared to $33.7 million for the same period in 2023.

R&D Expenses: R&D expenses for the year ended December 31, 2024 were $12.5 million, a decrease of $3.2 million as compared to $15.7 million for the same period in 2023. The decrease was primarily driven by $2.7 million for our OPC1 program expenses, $1.1 million for our preclinical and other research and development programs. These decreases were partially offset by $0.6 million for our OpRegen program.

G&A Expenses: G&A expenses for the year ended December 31, 2024 were $18.2 million, an increase of approximately $0.9 million as compared to $17.3 million for the same period in 2023. The net increase was primarily driven by $0.6 million for stock-based compensation expense and $0.4 million for personnel costs, partially offset by an overall decrease in costs incurred for services provided by third parties.

Loss from Operations: Loss from operations for the year ended December 31, 2024 was $21.5 million, a decrease of $3.2 million as compared to $24.7 million for the same period in 2023.

Other Income/(Expenses): Other income (expenses) for the year ended December 31, 2024 reflected other income of $2.9 million, compared to other income of $1.5 million for the same period in 2023. The net increase of $1.4 million was primarily driven by changes in the fair value of warrant liability, exchange rate fluctuations related to Lineage’s international subsidiaries, and fair market value changes in marketable equity securities. This increase in other income was partially offset by certain warrant-related transaction costs incurred as part of the November 2024 financing, as well as the non-recurring prior year employee retention credit.

Net Loss Attributable to Lineage: The net loss attributable to Lineage for the year ended December 31, 2024 was $18.6 million, or $0.09 per share (basic and diluted), compared to a net loss of $21.5 million, or $0.12 per share (basic and diluted), for 2023.

Conference Call and Webcast

Interested parties may access the conference call on March 10, 2025, by dialing (800) 715-9871 from the U.S. and Canada and should request the “Lineage Cell Therapeutics Call”. A live webcast of the conference call will be available online in the Investorssection of Lineage’s website. A replay of the webcast will be available on Lineage’s website for 30 days and a telephone replay will be available through March 17th, 2025, by dialing (800) 770-2030 from the U.S. and Canada and entering conference ID number 6707203.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel, “off-the-shelf,” cell therapies to address unmet medical needs. Lineage’s programs are based on its proprietary cell-based technology platform and associated development and manufacturing capabilities. From this platform, Lineage designs, develops, manufactures, and tests specialized human cells with anatomical and physiological functions similar or identical to cells found naturally in the human body. These cells are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages. Cells derived from such lineages are transplanted into patients in an effort to replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and to restore or augment the patient’s functional activity. Lineage’s neuroscience focused pipeline currently includes: (i) OpRegen®, a retinal pigment epithelial cell therapy in Phase 2a development under a worldwide collaboration with Roche and Genentech, a member of the Roche Group, for the treatment of geographic atrophy secondary to age-related macular degeneration; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of spinal cord injuries; (iii) ReSonance™ (ANP1), an auditory neuronal progenitor cell therapy for the potential treatment of auditory neuropathy; (iv) PNC1, a photoreceptor neural cell therapy for the potential treatment of vision loss due to photoreceptor dysfunction or damage; and (v) RND1, a novel hypoimmune induced pluripotent stem cell line being developed under a gene editing partnership. For more information, please visit www.lineagecell.comor follow the company on X/Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “aim,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “tend to,” or the negative version of these words and similar expressions. Lineage’s forward-looking statements are based upon its current expectations and beliefs and involve assumptions that may never materialize or may prove to be incorrect.

Such statements include, but are not limited to, statements relating to: the potential therapeutic benefits of OpRegen in patients with GA secondary to AMD and the potential impacts of RMAT designation on Roche and Genentech’s development of OpRegen or OpRegen’s ultimate success; the benefits of our services agreement with Genentech and its impact on advancing the OpRegen program; the exercise of the warrants in cash upon the achievements of the clinical milestone event or otherwise prior to their expiration; the commencement of the DOSED clinical study for OPC1; the potential effect of the Spinal Cord Symposium, including accelerating development in SCI research and treatment, and raising SCI disease awareness; the potential continued development of ReSonance (ANP1); the anticipated advancement of Lineage’s programs through important milestones; that potential development partners and investors will find Lineage’s pipeline of internally-owned assets and cell-based know-how attractive as they are further demonstrated and validated; and that our cash, cash equivalents and marketable securities is sufficient to support our planned operations into the first quarter of 2027. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, but not limited to, the following risks: that we may need to allocate our cash to unexpected events and expenses causing us to expend our cash, cash equivalents and marketable securities more quickly than expected; that development activities, preclinical activities, and clinical trials of our product candidates may not commence, progress or be completed as expected due to many factors within and outside of our control; that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate; that Roche and Genentech may not successfully advance OpRegen or be successful in completing further clinical trials for OpRegen and/or obtaining regulatory approval for OpRegen in any particular jurisdiction; that competing alternative therapies may adversely impact the commercial potential of OpRegen; that OPC1 may not advance further in any clinical trials, and if it does, that any such clinical trials may not be successful; that the ongoing Israeli regional conflict may materially and adversely impact our manufacturing processes, including cell banking and product manufacturing for our cell therapy product candidates, all of which are conducted by our subsidiary in Jerusalem, Israel; that Lineage may not be able to manufacture sufficient clinical quantities of its product candidates in accordance with current good manufacturing practice; and those risks and uncertainties inherent in Lineage’s business and other risks discussed in Lineage’s filings with the Securities and Exchange Commission (SEC). Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s most recent Annual Report on Form 10-K filed with the SEC and its other subsequent reports, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Lineage undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. All forward-looking statements are expressly qualified in their entirety by these cautionary statements.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Russo Partners – Media Relations

Nic Johnson or David Schull

(Nic.johnson@russopartnersllc.com)

(David.schull@russopartnersllc.com)

(212) 845-4242

Tables to follow

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$45,789	$35,442
Marketable securities	2,016	50
Accounts receivable, net	638	745
Prepaid expenses and other current assets	2,554	2,204
Total current assets	50,997	38,441

NONCURRENT ASSETS
Property and equipment, net	2,251	2,245
Operating lease right-of-use assets	2,144	2,522
Deposits and other long-term assets	614	577
Goodwill	10,672	10,672
Intangible assets, net	46,540	46,562
TOTAL ASSETS	$113,218	$101,019

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,437	$6,270
Operating lease liabilities, current portion	1,097	830
Finance lease liabilities, current portion	55	52
Deferred revenues, current portion	7,388	10,808
Total current liabilities	13,977	17,960

LONG-TERM LIABILITIES
Deferred tax liability	273	273
Deferred revenues, net of current portion	14,433	18,693
Operating lease liabilities, net of current portion	1,295	1,979
Finance lease liabilities, net of current portion	67	91
Warrant liabilities	6,161	—
TOTAL LIABILITIES	36,206	38,996

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding as of December 31, 2024 and 2023	—	—
Common shares, no par value, 450,000 shares authorized as of December 31, 2024 and 2023; 220,416 and 174,987 shares issued and outstanding as of December 31, 2024 and 2023, respectively	484,722	451,343
Accumulated other comprehensive loss	(2,876)	(3,068)
Accumulated deficit	(403,465)	(384,856)
Lineage's shareholders’ equity	78,381	63,419
Noncontrolling deficit	(1,369)	(1,396)
Total shareholders’ equity	77,012	62,023
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$113,218	$101,019

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Year Ended December 31,
	2024	2023
REVENUES:
Collaboration revenues	$8,149	$7,588
Royalties, license and other revenues	1,350	1,357
Total revenues	9,499	8,945

OPERATING EXPENSES:
Cost of sales	334	671
Research and development	12,472	15,705
General and administrative	18,171	17,302
Total operating expenses	30,977	33,678
Loss from operations	(21,478)	(24,733)

OTHER INCOME (EXPENSES):
Interest income, net	1,715	1,629
Loss on marketable equity securities, net	(8)	(176)
Change in fair value of warrant liability	2,128	—
Foreign currency transaction loss, net	(269)	(544)
Other income (expense), net	(670)	542
Total other income (expenses)	2,896	1,451

LOSS BEFORE INCOME TAXES	(18,582)	(23,282)

Provision for income tax benefit	—	1,803

NET LOSS	(18,582)	(21,479)

Net (income) loss attributable to noncontrolling interest	(27)	(7)

NET LOSS ATTRIBUTABLE TO LINEAGE	$(18,609)	$(21,486)

Net loss per common share attributable to Lineage basic and diluted	$(0.09)	$(0.12)

Weighted-average common shares used to compute basic and diluted net loss per common share	200,193	172,663

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Lineage	$(18,609)	$(21,486)
Net loss attributable to noncontrolling interest	27	7
Adjustments to reconcile net loss attributable to Lineage Cell Therapeutics, Inc. to net cash used in operating activities:
Issuance costs for common stock warrant liabilities	688	—
Loss on marketable equity securities, net	8	176
Accretion of income on marketable debt securities	(229)	(679)
Depreciation and amortization expense	587	562
Change in right-of-use assets and liabilities	(42)	91
Amortization of intangible assets	22	130
Stock-based compensation	5,077	4,640
Change in fair value of warrant liability	(2,128)	—
Deferred income tax benefit	—	(1,803)
Foreign currency remeasurement and other loss	273	600
Changes in operating assets and liabilities:
Accounts receivable	106	(446)
Prepaid expenses and other current assets	489	(418)
Accounts payable and accrued liabilities	(1,681)	(2,295)
Deferred revenue	(7,680)	(7,645)
Net cash used in operating activities	(23,092)	(28,566)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of marketable equity securities	18	196
Purchases of marketable debt securities	(8,761)	(16,403)
Maturities of marketable debt securities	7,000	63,330
Purchase of equipment	(565)	(674)
Net cash (used in) provided by investing activities	(2,308)	46,449

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee options exercised	229	88
Common shares received and retired for employee taxes paid	(23)	(37)
Proceeds from sale of common shares under ATM, net of offering costs	68	6,426
Proceeds from sale of common shares under registered direct financing, net of offering costs	13,889	—
Proceeds from sale of common shares with warrants under registered direct financing, net of offering costs	21,919	—
Payment of financed insurance premium	(171)	—
Repayment of finance lease liabilities	(54)	(54)
Net cash provided by financing activities	35,857	6,423
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(95)	(250)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	10,362	24,056

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	35,992	11,936
At end of the period	$46,354	$35,992